BELL MICROPRODUCTS, INC.

                         MANAGEMENT RETENTION AGREEMENT

         This Management Retention Agreement (the "Agreement") is made and entered into by and between Remo E. Canessa (the "Employee") and Bell Microproducts, Inc. (the "Company"), effective as of the latest date set forth by the signatures of the parties hereto below (the "Effective Date").

                                    RECITALS

          A. It is expected that the Company from time to time will consider the possibility of an acquisition by another company or other change of control. The Board of Directors of the Company (the "Board") recognizes that such consideration can be a distraction to the Employee and can cause the Employee to consider alternative employment opportunities. The Board has determined that it is in the best interests of the Company and its stockholders to assure that the Company will have the continued dedication and objectivity of the Employee, notwithstanding the possibility, threat or occurrence of a Change of Control (as defined below) of the Company.

          B. The Board believes that it is in the best interests of the Company and its stockholders to provide the Employee with an incentive to continue his employment and to motivate the Employee to maximize the value of the Company upon a Change of Control for the benefit of its stockholders.

          C. The Board believes that it is imperative to provide the Employee with certain severance benefits upon Employee's termination of employment following a Change of Control which provides the Employee with enhanced financial security and provides incentive and encouragement to the Employee to remain with the Company notwithstanding the possibility of a Change of Control.

          D.  Certain  capitalized  terms used in the  Agreement  are defined in
Section 4 below.

          The parties hereto agree as follows:

          1. Term Agreement. This Agreement shall terminate three years following the Effective Date, unless a Change of Control has occurred as such time, in which case this Agreement shall terminate upon the date that all obligations of the parties hereto with respect to this Agreement have been satisfied. This Agreement may be extended unilaterally by the Company by written resolutions adopted by the Board prior to the termination of this Agreement.


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          2. At-Will Employment.  The Company and the Employee  acknowledge that the Employee's employment is and shall continue to at-will, as defined under applicable law. If the Employee's employment terminates for any reason, including (without limitation) any termination prior to a Change of Control, the Employee shall not be entitled to any payments, benefits, damages, awards or compensation other than as provided by this Agreement, or as may otherwise be available in accordance with the Company's written employee plans or pursuant to other written agreements with the Company.

          3.      Severance Benefits.

                  a.  Termination   Following  a  Change  of  Control.   If  the
          Employee's employment is terminated at any time within twelve (12) months following a Change of Control, then, subject to Section 4, the Employee shall be entitled to receive the following severance benefits:

                           (i) Involuntary Termination. If the Employee's employment is terminated as a result of Involuntary Termination other than for Cause, then the Employee shall receive the following severance benefits from the Company.

                                   (1) Severance  Payment.  A cash payment in an
                           amount equal to one hundred percent (100%) of the Employee's Base Salary.

                                   (2) Continued Employment Benefits. One hundred percent (100%) Company-paid health, dental and life insurance coverage at the same level of coverage as was provided to such employee immediately prior to the Change of Control (the "Company Paid Coverage") under the Company's plans. Such coverage shall be provided under either (at the Company's discretion) (i) the Company's plans, or (ii) no less favorable plans or arrangements secured by the Company. If such coverage included the Employee's dependents immediately prior to the Change of Control, such dependents shall also be covered at Company expense. Company-Paid Coverage shall continue until earlier or (i) one year from the date of the Change of Control, or (ii) the date that the Employee and his dependents become covered under another employer's group health, dental or life insurance plans that provide Employee and his dependents with comparable benefits and levels of coverage. For purposes of Title X of the Consolidated Budget Reconciliation Act of 1985 ("COBRA"), the date of the "qualifying event" or Employee and his dependents shall be the date upon which the Company-Paid Coverage terminates.

                                   (3) Stock  Option  Accelerated  Vesting.  One
                           hundred percent (100%) of the unvested portion of any stock option held by the

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


                           Employees shall automatically be accelerated in full so as to become completely vested; provided, however, that if such potential vesting acceleration would cause a contemplated Change of Control transaction that was intended to be accounted for as a "pooling-of-interests" transaction to become ineligible for such accounting treatment under generally accepted accounting principles, as determined by the Company's independent public accountants (the "Accountants") prior to the Change of Control, Employee's stock options and restricted stock shall not have their vesting so accelerated.

                  b. Timing of Severance Payments. Any severance payment to which Employee is entitled under Section 3(a)(i) shall be paid by the Company to the Employee (or to the Employee's successors in interest, pursuant to Section 6(b)) in cash and in full, not later than (30) calendar days following the Termination Date.

                  c. Voluntary Resignation; Termination for Cause. If the Employee's employment terminates by reason of the Employee's voluntary resignation (and is not an Involuntary Termination), or if the Employee is terminated for Cause, then the Employee shall not be entitled to receive severance or other benefits except for those (if any) as may then be established under the Company's then existing written employee plans or pursuant to other written agreements with the Company.

                  d. Disability; Death. If the Company terminates the Employee's employment as a result of the Employee's Disability, or such Employee's employment is terminated due to the death of the Employee, then the Employee shall not be entitled to receive severance or other benefits except for those (if any) as may then be established under the Company's then existing written employee plans or pursuant to other written agreements with the Company.

                  e. Termination Apart from Change of Control. In the event that the Employee's employment is terminated for any reason, either prior to the occurrence of a Change of Control or after the twelve
          (12)-month period following a Change of Control, then the Employee shall be entitled to receive severance and any other benefits only as may then be pursuant to other agreements with the Company.

          4. Limitation on Payments. In the event that the severance and other benefits provided for in this Agreement or otherwise payable to the Employee (i) constitute "parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") and (ii) but for this
Section 4, would be subject to the excise tax imposed by Section 4999 of the Code, then the Employee's severance benefits under Section 3(a)(i) shall be reduced as to such lesser extent as would result in no portion of such severance benefits being subject to excise tax under Section 4999 of the Code. Unless the



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


Company and the Employee otherwise agree in writing, any determination required under this Section 4 shall be made in writing by the Company's independent public accountants immediately prior to Change of Control (the "Accountants"), whose determination shall be conclusive and binding upon the Employee and the Company for all purposes. For purposes of making the calculations required by this Section 4, the Accountants may make reasonable assumption and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and the Employee shall furnish to the Accountants such information and documents as the Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this
Section 4.

          5. Definition of Terms. The following terms referred to in this Agreement shall have the following meanings:

                  a. Base Salary.  "Base Salary" means an amount equal to twelve
          (12) times Employee's monthly Company salary for the last full month preceding the Change in Control.

                  b. Cause. "Cause" shall mean (i) any act of personal dishonesty taken by the Employee in connection with his responsibilities as an employee and intended to result in substantial personal enrichment of the Employee, (ii) the conviction of a felony, or (iii) a willful act by the Employee which constitutes gross misconduct and which is injurious to the Company.

                  c. Change in Control. "Change in Control" means the occurrence of any of the following events:

                           (i) Any  "person"  (as such term is used in  Sections
                  13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company's then outstanding voting securities; or

                           (ii) A change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" shall mean directors who either (a) are directors of the Company as of the date hereof, or (b) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or



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


                           (iii) The stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets.

                  d. Disability. "Disability" shall mean that the Employee has been unable to perform his Company duties as the result of his incapacity due to physical or mental illness, and such inability, at least 26 weeks after its commencement, is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Employee or the Employee's legal representative (such Agreement as to acceptability not to be unreasonably withheld). Termination resulting from Disability may only be effected after at least 30 days' written notice by the Company of its intention to terminate the Employee's employment. In the event that the Employee resumes the performance of substantially all of his duties hereunder before the termination of his employment becomes effective, the notice of intent to terminate shall automatically be deemed to have been revoked.

                  e. Involuntary Termination. "Involuntary Termination" shall mean (i) without the Employee's express written consent, the
          significant   reduction  of  the  Employee's   duties,   authority  or
          responsibilities, relative to the Employee's duties, authority or responsibilities as in effect immediately prior to such reduction, or the assignment to Employee of such reduced duties, authority or responsibilities, (ii) without the Employee's express written consent, a substantial reduction, without good business reasons, of the facilities and perquisites (including office space and location) available to the Employee immediately prior to such reduction; (iii) a reduction by the Company in the base salary of the Employee as in effect immediately prior to such reduction unless part of a management-wide or company-wide cost-reduction program in which a majority of management or employees are affected; (iv) a material reduction by the Company in the kind of level of employee benefits, including bonuses, to which the Employee was entitled immediately prior to such reduction with the result that the Employee's overall benefits package is significantly reduced unless part of a management-wide or companywide cost-reduction program in which a majority of management or employees are affected; (v) the relocation of the Employee to a facility or a location more than thirty-five (35) miles from the Employee's then present location, without the Employee's express written consent; (vi) any purported termination of the Employee by the Company which is not effected for Disability or for Cause; (vii) the failure of the Company to obtain the assumption of this agreement by any successors contemplated in Section 6(a) below; or (viii) any act or set of facts or circumstances


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

          which would, under California case law or statute constitute a constructive termination of the Employee.

                  f. Termination Date. "Termination Date" shall mean (i) if this Agreement is terminated by the Company for Disability, thirty (30) days after notice of termination is given to the Employee (provided that the Employee shall not have returned to the performance of the Employee's duties on a full-time basis during such thirty (30)-day period), (ii) if the Employee's employment is terminated by the company for any other reason, the date on which a notice of termination is given, provided that if within thirty (30) days after the Company gives the Employee notice of termination or the benefits due pursuant to this Agreement, then the Termination Date shall be the date on which such dispute is finally determined, either by mutual written agreement of the parties, or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected), or
          (iii) if the Agreement is terminated by the Employee, the date on which the Employee delivers the notice of termination to the Company.

          6. Successors

                  a. Company's Successors. Any successor to the Company (whether direct or indirect and whether by purchase, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets shall assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under this Agreement, the term "Company" shall include any successor to the Company's business and/or assets which executes and delivers the assumption agreement described in this
          Section 6(a) or which becomes bound by the terms of this Agreement by operation of law.

                  b. Employee's Successors. The term of this agreement and all rights of the Employee hereunder shall inure to the benefit of, and be enforceable by, the Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, divisees and legatees.

          7.  Notice.

                  a. General. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. In the case of the Employee, mailed notices shall be addressed to him at the home address which he most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.

                  b. Notice of Termination. Any termination by the Company for Cause or by the Employee as a result of a voluntary resignation or an Involuntary Termination shall be communicated by a notice of termination to the other party hereto given in accordance with Section 7(a) of this Agreement. Such notice shall indicate the specific termination provision in this Agreement relied upon, shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination under the provision so indicated, and shall specify the termination date (which shall be not more than 30 days after the giving of such notice). The failure by the Employee to include in the notice any fact or circumstance which contributes to a showing of Involuntary Termination shall not waive any right of the Employee hereunder or preclude the Employee from asserting such fact or circumstance in enforcing his rights hereunder.

          8. Miscellaneous Provisions.

                  a. No Duty to Mitigate. The Employee shall not be required to mitigate the amount of any payment contemplated by this Agreement, nor shall any such payment be reduced by any earnings that the Employee may receive from any other source.

                  b. Waiver. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Employee and by an authorized officer of the Company (other than the Employee). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any condition or provision or of the same condition or provision at another time.

                  c. Whole Agreement. No agreements, representations or understandings (whether oral or written and whether express implied) which are not expressly set forth in this Agreement have been made or entered into by either party with respect to the subject matter hereof. This Agreement supersedes in their entirety any prior or contemporaneous agreements, whether written, oral, express or implied, relating to the subject matter hereof.

                  d. Choice of Law. The validity, interpretation, contruction and performance of this Agreement shall be governed by the laws of the State of California.


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

                  e. Severability. The invalidity of unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

                  f. Withholding. All payments made pursuant to this Agreement will be subject to withholding of applicable income and employment taxes.

                  g.   Counterparts.   This   Agreement   may  be   executed  in
          counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

          IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year set forth below.

Company:                         Bell Microproducts Inc.


                                 By: /s/ W. Donald Bell
                                     ----------------------------
                                      W. Donald Bell
                                      President & CEO

                                 Dated: 8/6/99

Employee:                        Remo E. Canessa

                                 Dated: 7/29/99


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

Confidential Treatment is requested for portions of this document.

                              EMPLOYMENT AGREEMENT

                  This Employment Agreement ("Agreement") is made and entered into by and between W. Donald Bell ("Bell") and Bell Microproducts, Inc., a California corporation ("Company"), effective as of 7/1/99, and supersedes and replaces in its entirety the Employment Agreement between the parties dated December 10, 1996.

                                   WITNESETH:

                  WHEREAS, Bell has been serving and continues to serve as the Chairman, President and Chief Executive Officer of Company; and

                  WHEREAS, the parties wish to continue Bell's employment with Company for a period of at least three years from the date of this Agreement and wish to set forth the terms and conditions of that employment relationship in writing;

                  NOW, THEREFORE, in consideration of Bell's continued employment with Company, and other good and valuable consideration, and in consideration of the covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree and contract as follows:

                  1. Term of Employment. Company hereby agrees to employ Bell as Chairman, President and Chief Executive Officer for the period commencing with the date set forth above and ending on December 31, 2002, unless Bell's employment is terminated earlier pursuant to Paragraph 4 of this Agreement After December 31, 2002, Bell's employment with Company may be continued by mutual written agreement of the parties.

                  2.  Duties.  Bell  accepts  employment  with  Company  as  its
          Chairman, President and Chief Executive Officer. Bell agrees to devote his full time, attention and best efforts to the business and affairs of the Company. Bell shall perform all duties and responsibilities commensurate with his position as Chairman, President and Chief Executive Officer and shall follow the reasonable direction of the Board of Directors of the Company. Company agrees to nominate Bell for election to Company's Board of Directors, and Bell agrees to serve, for any period for which he is so elected, without additional compensation therefor. Bell may serve on corporate, civic or charitable boards or committees, fulfill speaking engagements and manage personal investments, so long as Company, in its sole discretion, reasonably determines that such activities do not interfere, compete with or otherwise pose a conflict of interest with respect to the performance of Bell's duties and responsibilities under this Agreement. Bell shall comply with Company's policies and procedures as adopted from time to time; provided, however, that to the extent any such policies and procedures are inconsistent with this Agreement, the provisions of this Agreement shall control.

Confidential Treatment is requested for portions of this document.

                  3.  Compensation  and  Benefits.   During  the  term  of  this
              Agreement, Bell shall receive the following compensation and benefits:

                           a. Base  Salary.  Bell shall  receive a minimum  base
                  salary of $375,000 per year, less applicable withholding, payable monthly or more frequently in accordance with Company's customary payroll practices. The Compensation Committee of the Company's Board of Directors shall review Bell's base salary at least annually and may, in its sole discretion, increase the base salary under its normal compensation policies for executive officers.

                           b. Annual Incentive Compensation. Bell shall participate in any and all annual incentive compensation plans, including but not limited to the Management Incentive Program, which may be established by the Compensation Committee of Company's Board of Directors for the Chief Executive Officer from time to time. In no event shall any annual incentive compensation plans established by the Compensation Committee for the Chief Executive Officer after the date set forth above be less favorable than the annual incentive compensation plans currently maintained for the Chief Executive Officer as of such date.

                           c.      EPS Enhancement Incentive

                                   (i) Within  thirty  (30) days  following  the
                  issuance of the audited financial statements for the 1999 fiscal year and each fiscal year thereafter until the termination of this Agreement, Company shall pay Bell a lump-sum cash incentive payment (the "EPS Enhancement Incentive") equal to (i) $5,000 for each $0.01 of Company's annual net earnings per share (as hereinafter defined) over and above [*] per share, plus (ii) $3,000 for each $.01 if Company's annual net earning per share (as hereinafter defined) over and above [*] per share.

                                   (ii) For purposes of this Paragraph 3(c), the
                  term "annual net earning per shares for any fiscal year" shall mean the net profits of the Company, after the provision for income taxes, any extraordinary items of profit or loss and the computation of any payments due under this Paragraph 3(c), expressed on a fully diluted earning per share basis (based on the weighted average number of shares of Company's Common Stock outstanding or equivalent thereto or otherwise treated as outstanding during such annual fiscal period), computed in accordance with generally accepted accounting principles by Company's interdependent public accountants and as reported in Company's audited financial statements for such fiscal year. The [*] and [*] per share thresholds stated herein shall be adjusted to reflect the effect of any stock dividends on, or stock splits or reverse splits of, or recapitalizations, reclassifications or other similar transactions affecting Company's Common Stock which are declared or effected after the date of this Agreement in the same manner as such dividends, stock splits or transactions have been reflected in the annual net earnings per share in accordance with generally accepted

Confidential Treatment is requested for portions of this document.

                  accounting principles and as reported in Company's audited financial statements, and the $5,000 and $3,000 amounts shall be adjusted consistent with the goals of the EPS Enhancement Incentive and the amount that would otherwise be payable without such adjustment pursuant to Section 3(c).

                                   (iii) If, in any fiscal year, the total compensation paid to Ben would result in a violation of the compensation deduction limits contained in Section 162(m) of the Internal Revenue Code of 1986 (the "Code"), or any successor provision, and the regulations issued thereunder, a portion of the EPS Enhancement Incentive shall be credited to a deferred compensation account and shall become due and payable upon the effective date of Bell's termination of employment for any reason. The portion credited to the deferred compensation account shall be the amount necessary to avoid such violation of Code 162(m). All amounts credited to the deferred compensation account shall be adjusted for interest, compounded quarterly, at the prime interest rate quoted by Citicorp, NA. from time to time, beginning with the date the deferred compensation account is established and continuing until all amounts have been paid in full. Upon Bell's termination of employment, the balance of the deferred compensation account shall be paid in equal annual installments not to exceed $500,000 per year. The deferred compensation account shall at all times be entirely unfunded. Neither Bell nor his successors shall have any interest in the assets of Company by reason of the right to receive the amounts credited to the deferred compensation account; and Bell shall have only the rights of a general unsecured creditor with respect thereto.

                          d. Long-Term Disability  Insurance.  Company agrees to
                  pay all premiums required for long-term disability insurance which shall provide Bell with a disability benefit equal to (60%) of Bell's total compensation if, as the result of Bell's incapacity due to physical or mental illness, Bell is unable to perform his duties as President and Chief Executive
                  Officer. Company may, in its discretion, provide such long-term disability insurance under its group policy.

                          e. Business Expenses.  Company will reimburse Bell for
                  ordinary and necessary travel and other out-of-pocket expenses incurred by Bell in connection with the performance of his duties, provided that Bell promptly submits to Company receipts verifying such expenses.

                          f. Other Employee Benefits.  Bell shall be eligible to
                  participate in any and all other employee benefit plans and programs offered by Company from time to time, including but not limited to, any medical, dental, short-term disability and life insurance coverage, stock option plans or retirement plans, in accordance with the terms and conditions of those benefit plans and programs and on a basis consistent with that customarily provided to Company's executive officers. In addition, Company shall continue to maintain all life insurance policies currently in effect as one of the effective dates set forth above.

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                          g. Vacation and Other Absences. Bell shall be entitled
                  to paid vacations each year in accordance with Company's then-current vacation policy for executive officers. The rules relating to other absences from regular duties for holidays, sick or disability leave, leave of absence without pay, or for other reasons, shall be the same as those customarily provided to Company's executive officers.

                  4. Termination. Unless extended by mutual written agreement of the parties, and except for the provisions hereof which are intended to survive for other periods of time as specified herein, this Agreement shall terminate (a) upon the expiration date stated in Paragraph 1 December 31, 2002; (b) at any time upon mutual written agreement of the parties; (c) immediately upon Bell's death; (d) by the Company, immediately and without prior written notice, for "cause" (as defined in Section 5(c) below); or (e) by Bell or by Company for any reason not otherwise covered by clauses (a), (b), (c) or (d) herein, with at least thirty (30) days' written notice to the other. Except as otherwise provided in Paragraph 5, upon the termination of Bell's employment for any reason, Bell shall be entitled to receive his base salary through his last date of employment, any annual incentive employment, the amounts credited to the deferred compensation account described in Paragraph 3(c), any unreimbursed business expenses incurred prior to such termination of employment and such other employee benefits to the extent permitted by the applicable policies or plan documents or as required by law.

                  5. Severance Benefits.

                          a. Termination Without Cause or Involuntary Termination. If Company terminates Bell's employment without cause or in the event of an "involuntary termination" (as defined in Section 5(c) below) at any time during the term of this Agreement, Bell shall be entitled to the following additional severance benefits:

                                           (i)  Base   Salary.   Company   shall
                                   continue to pay Bell his then-current base salary through the expiration date stated in Paragraph 1, or such later date as may have been mutually agreed to in writing by the parties.

                                           (ii) Benefits. Company shall continue
                                   to provide, at no cost to Bell, medical, dental, short-term disability and life insurance benefits for Ben and his dependents through the expiration date stated in Paragraph 1, or such later date as may have been mutually agreed to by the parties, at the same level of coverage as was provided to Bell immediately prior to the termination of his employment, and shall continue to pay all premiums required for the long-term disability insurance coverage described in Paragraph 3(d) through the expiration date stated in Paragraph 1, or such later date as may have been mutually agreed to by the parties.

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                                   Company may, in its  discretion,  provide the
                  benefits described herein under the Company's group plans or under no less favorable insurance contracts or arrangements secured by the Company. For purposes of Title X of the Consolidated Budget Reconciliation Act of 1985 ("COBRA"), the date of the "qualifying event" for Bell and his dependents shall be the expiration date stated in Paragraph 1. Company's obligations to provide the benefits described herein shall cease if Bell and his dependents become covered under another
                  employer's  group  medical,  dental,   short-term  disability,
                  long-term disability or life insurance plans that provide Bell and his dependents with comparable benefits and levels of coverage.

                                   (iii) Portions of EPS  Enhancement  Incentive
                          for current Fiscal Year. Within thirty (30) days after the effective date of Bell's termination of employment, Bell shall receive a lump-sum cash payment for a portion of the EPS Enhancement Incentive which he could have earned for the fiscal year in which his employment terminates. Such portion shall be based on the cumulative monthly earning per share for such fiscal year through the end of the month coinciding with or immediately preceding the effective date of
                          Bell's termination of employment as reported in Company's Interim financial statements. For purposes of determining such portion of the EPS Enhancement Incentive, the [*] and [*] thresholds described in Paragraph 3(c) shall be pro rated for the number of months counted in such cumulative monthly earning per share, rounded down to the nearest cent. Exhibit A sets forth an example of how the payments required under this Paragraph 5(a)(iii) shall be calculated, but such Exhibit A shall not, in any manner, limit the application of this Paragraph 5(a)(iii).

                                   (iv) Average Annual and EPS Enhancement Incentives. Within (30) days after the effective date of Bell's termination of employment, Bell shall receive a lump-sum cash payment equal to three times the sum of (A) the monthly average of the EPS Enhancement Incentive described in Paragraph 3(c) which Bell may have earned for each fiscal year or portion thereof during the term of this Agreement, including the fiscal year in which Bell's termination of employment occurs, multiplied by twelve, and (B) the monthly average of all other annual incentive compensation described in paragraph 3(b) which Bell may have earned for each fiscal year or portion thereof during the term of this Agreement, including the fiscal year in which Bell's termination of employment occurs, multiplied by twelve. Exhibit A sets forth an example of how the payments required under this Paragraph 4(a)(iv) shall be calculated, but such Exhibit A shall not, in any manner, limit the application of this Paragraph 5(a)(iv).

                                   (v)    Acceleration    of   Stock    Options.
                          Notwithstanding anything in the applicable stock option plan and successor plan, or stock option agreement to the contrary, upon the effective date of Bell's termination of employment, one hundred (100%) of the unvested portion of any stock option or restricted stock award held by Bell shall automatically be accelerated in full so as to become fully vested, subject to the restrictions relating to "pooling-of-interests" accounting treatment

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                  contained in Section  3(a)(i)(3) of the  Management  Retention
                  Agreement entered into by Bell and the Company on July 1, 1999, if applicable.

                          b. Termination Upon Disability.  If Bell's  employment
                  with the Company is terminated an account of disability at any time during the term of this Agreement, Bell shall be entitled to the following additional benefits:

                                   (i) Benefits. Company shall continue to provide, at no cost to Bell, medical, dental and life insurance benefits for Bell and his dependents through the expiration date stated in Paragraph 1, or such later date as may have been mutually agreed to by the parties, at the same level of coverage as was provided to Bell immediately in writing prior to the termination of his employment.

                                   Company may, in its  discretion,  provide the
                  benefits described herein under the Company's group plans or under no less favorable insurance contracts or arrangements secured by the Company. For purposes of Title X of the Consolidated Budget Reconciliation Act of 1985 ("COBRA"), the date of the "qualifying event" for Bell and his dependents shall be the end of the twenty-four month period following the effective date of Bell's termination of employment. Company's obligations to provide the benefits described herein shall cease if Bell and his dependents become covered under another employer's group medical, dental or life insurance plans that provide Bell and his dependents with comparable benefits and levels of coverage.

                                   (ii) Portion of EPS Enhancement Incentive for
                          Current Fiscal Year. Within thirty (30) days after the effective date of Bell's termination of employment on account of disability, Bell shall receive a lump-sum cash payment for a portion of the EPS Enhancement Incentive which he could have earned for the fiscal year in which his employment terminates. Such portion shall be based on the cumulative monthly earning per share for such fiscal year through the end of the month coinciding with or immediately preceding the effective date of Bell's termination of employment, as reported in Company's interim financial statements. For purposes of determining such portion of the EPS Enhancement Incentive, the [*] and [*] thresholds described in Paragraph 3(c) shall be pro rated for the number of months counted in such cumulative monthly earnings per share, rounded down to the nearest cent.

                  c. Definitions.

                                   (i) Cause.  "Cause" shall mean (i) any act of
                          personal dishonesty taken by Bell in connection with his duties and responsibilities as President and Chief Executive Officer and intended to result in substantial personal enrichment of Bell, (ii) Bell's conviction of a felony or (iii) a willful act by Bell which constitutes gross misconduct and which is injurious to the Company.

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                                   (ii) Disability.  "Disability" shall have the
                           same meaning as set forth in the long-term disability insurance contract referred to in Paragraph 3(d).

                                   (iii) Involuntary Termination. "Involuntary termination" shall mean:

                                            (A) without Bell's  express  written
                                   consent, the significant reduction of Bell's duties, authority or responsibilities, relative to his duties, authority or responsibilities as in effect immediately prior to such reduction, or the assignment to Bell of such reduced duties, authority or responsibilities;

                                           (B) without  Bell's  express  written
                                   consent, a substantial reduction, without good business reasons, of the facilities and perquisites (including office space and location) available to Bell immediately prior to such reduction;

                                           (C) a reduction  by Company in Bell's
                                   base salary as in effect immediately prior to such reduction;

                                           (D)  reduction by Company in the kind
                                   of level of employee benefits, including bonuses, to which Bell was entitled immediately prior to such reduction with the result that Bell's overall benefits package is significantly reduced;

                                           (E) Bell's  relocation  to a facility
                                   or a location more than thirty-five (35) miles from Bell's then present location, without Bell's express written consent;

                                           (F) any purported termination of Bell
                                   by Company which is not effected for disability or for cause, or any purported termination for which the grounds relied upon are not valid;

                                           (G) the  failure of Company to obtain
                                   the assumption of this Agreement by any successors contemplated in Paragraph 8 below; or

                                           (H)  any  act  or  set  of  facts  or
                                   circumstances which would, under California case law or stature constitute a constructive termination of Bell.

             6. Covenant Not to Compete. In consideration of Bell's employment hereunder and other good and valuable consideration, and in consideration of the covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, all of which are express payments for the obligations set forth in this Paragraph 6, Bell agrees that, during his employment and for a period of two (2) years after the termination of the Agreement, he will not, directly or indirectly, engage in (whether as an employee, consultant, proprietor, partner, director or otherwise), have any ownership interest in, or participate in the financing, operation,

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management  or control of any firm,  corporation  or business that engages in or intends to engage in business that is in direct competition with the Company's principal business (as defined and discussed in Company's documents filed with the Securities Exchange Commission); provided, however, that nothing contained herein shall prevent Bell from owning or purchasing securities of any business entity whose securities are regularly traded in any national securities exchange or in the over-the-counter market if such ownership does not result in his or his affiliates' owning directly or beneficially at any time five percent (5%) of the voting securities of any corporation engaged in any business competitive to the business then carried on by Company.

         7. Remedies. The restriction contained in paragraph 6 is necessary for Company's protection, and any breach thereof will cause Company irreparable damage for which there is not adequate remedy at law. Bell agrees that, in the event of such breach, Company shall, in addition to any other remedy which Company may have at law or in equity, be entitled to seek such equitable and injunctive relief as may be available without the necessity of proving damages. Company agrees that, in the event of a breach of this Agreement by Company, Bell shall have all such remedies as may be available at law or in equity.

         8.   Successors.

                  a. Company's Successors. Any successor to Company (whether direct or indirect and whether by purchase, merger, consolidation, liquidation or otherwise) to all or substantially all of Company's business and/or assets shall assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as Company would be required to perform such obligations in the absence of a succession. For all purposes under this Agreement, the term "Company" shall include any successor to the Company's business and/or assets which executes and delivers the assumption agreement contemplated by this Paragraph 8(a) or which becomes bound by the terms of this Agreement by operation of law.

                  b. Employee's Successors. The terms of this agreement and all of Bell's hereunder shall inure to the benefit of, and be enforceable by, Bell's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

         9. Notice. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. In the case of Bell, mailed notices shall be addressed to him at the home address which he most recently communicated to Company in writing. In the case of Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.

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         10.  Coordination of Agreements.  In the event of any conflict  between this Agreement and the Management Retention Agreement entered into by Bell and Company on July 1, 1999, the terms of this Agreement shall control.

         11.  Miscellaneous Provisions.

                  a. No Duty to Mitigate. Bell shall not be required to mitigate the amount of any payment contemplated by this Agreement, nor shall any such payment be reduced by any earning that Bell may receive from any other source.

                  b. Amendment Waiver. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by Bell and by an authorized officer of Company (other than Bell). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at any other time.

                  c. Whole Agreement. No agreements, representations or understandings (whether oral or written and whether express or implied) which are not expressly set forth in this Agreement have been made or entered into by either party with respect to the subject matter hereof. This Agreement supersedes in their entirety any prior or contemporaneous agreements, whether written, oral, express, or implied, relation to the subject matter hereof.

                  d. Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California.

                  e. Severability. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

                  f. Withholding. All payments made pursuant to this Agreement will be subject to the withholding of all applicable federal, state or local income and employment taxes.

                  g.   Counterparts.   This   Agreement   may  be   executed  in
         counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

Confidential Treatment is requested for portions of this document.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year set forth above.


          COMPANY:                  BELL  MICROPRODUCTS INC.

                                    Its: Director E J Gelbach

                                    Dated: 7/12/99

          BELL:                     /s/ W. Donald Bell
                                    -------------------------
                                    W. Donald Bell

                                    Dated: 6/30/99

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                                    EXHIBIT A

          This Exhibit A sets forth an example of how the payments required under Paragraphs 5(a)(iii) and 5(a)(iv) should be calculated, but shall not, in any manner, limit the application of such provisions.

          Example: Assume that Bell is terminated on June 30, 1999. Company's earnings per share ("EPS") for FY 1999 are as follows:

                  First Quarter              [*]

                  Second Quarter             [*]

                  Third Quarter              [*]

                  Fourth Quarter             [*]

         During FY 1999, Bell earned the following incentive bonuses:

                  First Quarter              [*]

                  Second Quarter             [*]

                  1. Paragraph 5(a)(iii) - EPS Enhancement incentive for 1999.

                  Cumulative Monthly EPS:

                  Pro Rata Threshold:        [*]

                  EPS Enhancement
                  Incentive for 1999         [*]

                  2. Paragraph  5(a)(Civ) -- Average Annual  and EPS Enhancement
                     Incentives.

                          (A)      EPS Enhancement Incentive

                          Monthly Average EPS:      [*] [*]

                          Average Annual EPS:       [*] [*]

                          Three Year Payout:        [*] [*]

                                       A-l

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                           (B)     Other Incentive Bonuses:

                           Monthly Average

                           Incentive Bonus:                   [*]

                           Average Annual Bonus               [*]

                           Three-Year Payout:                 [*]

                  Total Payout equals the sum of (A) and (B): [*]

                            BELL MICROPRODUCTS, INC.

                          MANAGEMENT RETENTION AGREEMENT

          This Management Retention Agreement (the "Agreement") is made and entered into by and between W. Donald Bell (the "Employee") and Bell Microproducts, Inc. (the "Company"), effective as of the latest date set forth by the signatures of the parties hereto below (the "Effective Date").

                                    RECITALS

          A. It is expected that the Company from time to time will consider the possibility of an acquisition by another company or other change of control. The Board of Directors of the Company (the "Board") recognizes that such consideration can be a distraction to the Employee and can cause the Employee to consider alternative employment opportunities. The Board has determined that it is in the best interests of the Company and its stockholders to assure that the Company will have the continued dedication and objectivity of the Employee, notwithstanding the possibility, threat or occurrence of a Change of Control (as defined below) of the Company.

          B. The Board believes that it is in the best interests of the Company and its stockholders to provide the Employee with an incentive to continue his employment and to motivate the Employee to maximize the value of the Company upon a Change of Control for the benefit of its stockholders.

          C. The Board believes that it is imperative to provide the Employee with certain severance benefits upon Employee's termination of employment following a Change of Control which provides the Employee with enhanced financial security and provides incentive and encouragement to the Employee to remain with the Company notwithstanding the possibility of a Change of Control.

          D.  Certain  capitalized  terms used in the  Agreement  are defined in
Section 4 below.

          The parties hereto agree as follows:

          1. Term of Agreement. This Agreement shall terminate three years following the Effective Date, unless a Change of Control has occurred as of such time, in which case this Agreement shall terminate upon the date that all obligations of the parties hereto with respect to this Agreement have been satisfied. This Agreement may be extended unilaterally by the Company by Written resolutions adopted by the Board prior to the termination of this Agreement.

          2. At-Will Employment The Company and the Employee acknowledge that the Employee's employment is and shall continue to be at-will, as defined under applicable law. If the Employee's employment terminates for any reason, including (without limitation) any termination prior to a Change of Control, the Employee shall not be entitled to any payments, benefits, damages, awards or compensation other than as provided by this Agreement, or as may otherwise be available in accordance with the Company's written employee plans or pursuant to other written agreements with the Company.

          3.       Severance Benefits.

                   a. Termination Following a Change of Control. If the Employee's employment terminates at any time within twelve (12) months following a Change of Control, then, subject to Section 4, the
          Employee  shall  be  entitled  to  receive  the  following   severance
          benefits:

                          (i) Involuntary Termination. If the Employee's employment is terminated as a result of Involuntary Termination other than for Cause, then the Employee shall receive the following severance benefits from the Company.

                                   (1) Severance  Payment. A cash payment in an
                         amount equal to one hundred percent (100%) of the Employee's Base Salary.

                                   (2) Continued Employment Benefits. One hundred percent (100%) Company-paid health, dental and life insurance coverage at the same level of coverage as was provided to such employee immediately prior to the Change of Control (the "Company-Paid Coverage") under the Company's plans. Such coverage shall be provided under either (at the Company's discretion)
                          (i) the Company's plans, or (ii) no less favorable plans or arrangements secured by the Company. If such coverage included the Employee's dependents immediately prior to the Change of Control, such dependents shall also be covered at Company expense. Company-Paid Coverage shall continue until the earlier of (i) one year from the date of the Change of Control, or (ii) the date that the Employee and his dependents become covered under another employer's group health, dental or life insurance plans that provide Employee and his dependents with comparable benefits and levels of coverage. For purposes of Title X of the Consolidated Budget Reconciliation Act of 1985 ("COBRA"), the date of the "qualifying event" or Employee and his dependents shall be the date upon which the Company-Paid Coverage terminates.

                                   (3) Stock  Option  Accelerated  Vesting.  One
                         hundred percent (100%) of the unvested portion of any stock option held by the

                            Employee shall automatically be accelerated in full so as to become completely vested; provided, however, that if such potential vesting acceleration would cause a contemplated Change of Control transaction that was intended to be accounted for as a "pooling of interests" transaction to become ineligible for such accounting treatment under generally accepted accounting principles, as determined by the Company's independent public accountants (the "Accountants") prior to the Change of Control, Employee's stock options and restricted stock shall not have their vesting so accelerated.

                   b. Timing of Severance Payments. Any severance payment to which Employee is entitled under Section 3(a)(i) shall be paid by the Company to the Employee (or to the Employee's successors in interest, pursuant to Section 6(b)) in cash and in full, not later than thirty
          (30) calendar days following the Termination Date.

                   C. Voluntary Resignation: Termination for Cause. If the Employee's employment terminates by reason of the Employee's voluntary resignation (and is not an Involuntary Termination), or if the Employee is terminated for Cause, then the Employee shall not be entitled to receive severance or other benefits except for those (if any) as may then be established under the Company's then existing written employee plans or pursuant to other written agreements with the Company.

                   d. Disability: Death. If the Company terminates the Employee's employment as a result of the Employee's Disability, or such Employee's employment is terminated due to the death of the Employee, then the Employee shall not be entitled to receive severance or other benefits except for those (if any) as may then be established under the Company's then existing written employee plans or pursuant to other written agreements with the Company.

                   e. Termination Apart from Change of Control. In the event the Employee's employment is terminated for any reason, either prior to the occurrence of a Change of Control or after the twelve (12)-month period following a Change of Control, then the Employee shall be entitled to receive severance and any other benefits only as may then be established under the Company's existing severance and benefits plans and practices or pursuant to other agreements with the Company.

          4. Limitation on Payments. In the event that the severance and other benefits provided for in this Agreement or otherwise payable to the Employee (i) constitute "parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") and (ii) but for this
Section 4, would be subject to the excise tax imposed by Section 4999 of the Code, then the Employee's severance benefits under Section 3(a)(i) shall be reduced as to such lesser extent as would result in no portion of such severance benefits being subject to excise tax under Section 4999 of the Code. Unless the

Company and the Employee otherwise agree in writing, any determination required under this Section 4 shall be made in writing by the Company's independent public accountants immediately prior to Change of Control (the "Accountants"), whose determination shall be conclusive and binding upon the Employee and the Company for all purposes. For purposes of making the calculations required by this Section 4, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code, The Company and the Employee shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Section. The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Section 4.

          5. Definition of Terms. The following terms referred to in this Agreement shall have the following meanings:

                  a. Base Salary.  "Base Salary" means an amount equal to twelve
          (12) times Employee's monthly Company salary for the last full month preceding the Change of Control.

                   b.  Cause.  "Cause"  shall  mean  (i)  any  act  of  personal dishonesty taken by the Employee in connection with his responsibilities as an employee and intended to result in substantial personal enrichment of the Employee, (ii) the conviction of a felony, or (iii) a willful act by the Employee which constitutes gross misconduct and which is injurious to the Company.

                   c.  Change  of  Control.   "Change  of  Control"   means  the
          occurrence of any of the following events:

                          (i) Any  "person"  (as such  term is used in  Sections
                 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company's then outstanding voting securities; or

                          (ii) A change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" shall mean directors who either (a) are directors of the Company as of the date hereof, or (b) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

                          (iii) The stockholders of the Company approve a merger
                 or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets.

                  d. Disability. "Disability" shall mean that the Employee has been unable to perform his Company duties as the result of his incapacity due to physical or mental illness, and such inability, at least 26 weeks after its commencement, is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Employee or the Employee's legal representative (such Agreement as to acceptability not to be unreasonably withheld). Termination resulting from Disability may only be effected after at least 30 days' written notice by the Company of its intention to terminate the Employee's employment. In the event that the Employee resumes the performance of substantially all of his duties hereunder before the termination of his employment becomes effective, the notice of intent to terminate shall automatically be deemed to have been revoked.

                  e. Involuntary Termination. "Involuntary Termination" shall mean (i) without the Employee's express written consent, the
          significant   reduction  of  the  Employee's   duties,   authority  or
          responsibilities, relative to the Employee's duties, authority or responsibilities as in effect immediately prior to such reduction, or the assignment to Employee of such reduced duties, authority or responsibilities, (ii) without the Employee's express written consent, a substantial reduction, without good business reasons, of the facilities and perquisites (including office space and location) available to the Employee immediately prior to such reduction; (iii) a reduction by the Company in the base salary of the Employee as in effect immediately prior to such reduction unless part of a management-wide or company-wide cost-reduction program in which a majority of management or employees are affected; (iv) a material reduction by the Company in the kind or level of employee benefits, including bonuses, to which the Employee was entitled immediately prior to such reduction with the result that the Employee's overall benefits package is significantly reduced unless part of a management-wide or company-wide cost-reduction program in which a majority of management or employees are affected; (v) the relocation of the Employee to a facility or a location more than thirty-five (35) miles from the Employee's then present location, without the Employee's express written consent; (vi) any purported termination of the Employee by the Company which is not effected for Disability or for Cause; (vii) the failure of the Company to obtain the assumption of this agreement by any successors contemplated in Section 6(a) below; or (viii) any act or set of facts or circumstances which would, under California case law or statute constitute a constructive termination of the Employee.

                  f. Termination Date. "Termination Date" shall mean (i) if this Agreement is terminated by the Company for Disability, thirty (30) days after notice of termination is given to the Employee (provided that the Employee shall not have returned to the performance of the Employee's duties on a full-time basis during such thirty (30)-day period), (ii) if the Employee's employment is terminated by the Company for any other reason, the date on which a notice of termination is given, provided that if within thirty (30) days after the Company gives the Employee notice of termination, the Employee notifies the Company that a dispute exists concerning the termination or the benefits due pursuant to this Agreement, then the Termination Date shall be the date on which such dispute is finally determined, either by mutual written agreement of the parties, or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected), or (iii) if the Agreement is terminated by the Employee, the date on which the Employee delivers the notice of termination to the Company.

          6. Successors.

                  a. Company's Successors. Any successor to the Company (whether direct or indirect and whether by purchase, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets shall assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under this Agreement, the term "Company" shall include any successor to the Company's business and/or assets which executes and delivers the assumption agreement described in this
          Section 6(a) or which becomes bound by the terms of this Agreement by operation of law.

                  b. Employee's Successors. The terms of this agreement and all rights of the Employee hereunder shall inure to the benefit of, and be enforceable by, the Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, divisees and legatees.

          7. Notice.

                   a. General. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. In the case of the Employee, mailed notices shall be addressed to him at the home address which he most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.

                  b. Notice of Termination. Any termination by the Company for Cause or by the Employee as a result of a voluntary resignation or an Involuntary Termination shall be communicated by a notice of termination to the other party hereto given in accordance with Section 7(a) of this Agreement. Such notice shall indicate the specific termination provision in this Agreement relied upon, shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination under the provision so indicated, and shall specify the termination date (which shall be not more than 30 days after the giving of such notice). The failure by the Employee to include in the notice any fact or circumstance which contributes to a showing of Involuntary Termination shall not waive any right of the Employee hereunder or preclude the Employee from asserting such fact or circumstance in enforcing his rights hereunder.

          8. Miscellaneous Provisions.

                  a. No Duty to Mitigate. The Employee shall not be required to mitigate the amount of any payment contemplated by this Agreement, nor shall any such payment be reduced by any earnings that the Employee may receive from any other source.

                  b. Waiver. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Employee and by an authorized officer of the Company (other than the Employee). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

                  C.  Whole  Agreement.   No  agreements,   representations   or
          understandings (whether oral or written and whether express or implied) which are not expressly set forth in this Agreement have been made or entered into by either party with respect to the subject matter hereof. This Agreement supersedes in their entirety any prior or contemporaneous agreements, whether written, oral, express or implied, relating to the subject matter hereof.

                  d. Choice of Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California.

                   e. Severabillity. The invalidity of unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

                   f. Withholding. All payments made pursuant to this Agreement will be subject to withholding of applicable income and employment taxes.

                   g.   Counterparts.   This   Agreement   may  be  executed  in
          counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

          IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year set forth below.


Company:                         Bell MicroProducts

                                 By: EJ Gellbach
                                 Its: Director
                                 Dated: 7/12/99

Employee:                        /s/ W. Donald Bell
                                 ----------------------------
                                 W. Donald Bell

                                 Dated: 6/30/99


                                      -8-